Exhibit 23.1

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts”  and the use of our report, dated March 30, 2021, in the Post-Effective Amendment No. 2 to the Registration Statement on Form F-1 and related Prospectus of INX Limited, dated March 30, 2021, for the registration of 130,000,000 INX Tokens.

Tel Aviv, Israel

March 30, 2021

/s/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global